UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2007, O2Diesel Corporation (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”). Pursuant to the Purchase Agreement, at the Company’s discretion, the Company may sell up to $10 million of the Company’s common stock to Fusion Capital from time to time over a 25-month period. The Company has reserved for issuance up to 12,000,000 shares of the Company’s common stock for sale to Fusion Capital under this agreement. Subject to earlier termination at the Company’s discretion, Fusion Capital’s purchases will occur after the Securities and Exchange Commission (“SEC”) has declared effective the registration statement related to the transaction. The Company has agreed to issue to Fusion Capital 805,987 shares of the Company’s common stock as a commitment fee for entering into the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, the Company entered into a registration rights agreement with Fusion Capital (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the SEC has declared effective the registration statement, generally the Company has the right but not the obligation from time to time to sell shares of the Company’s common stock to Fusion Capital in amounts between $100,000 and $1 million depending on certain conditions. The Company has the right to control the timing and amount of any sales of the Company’s shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price of the shares of common stock without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of the Company’s common stock on any business day that the price of the Company’s common stock is below $0.50. The agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. A copy of the Company’s February 20, 2007 Press Release announcing the transaction is filed hereto as exhibit to this report and is also incorporated herein by reference.

SECTION 3 -- SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities

The disclosures required to be provided herein is incorporated by reference to Item 1.01 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated as of February 16, 2007, by and between the Company and Fusion Capital Fund II, LLC.

10.2	Registration Rights Agreement, dated as of February 16, 2007, by and between the Company and Fusion Capital Fund II, LLC.

99.1	Press Release dated February 20, 2007.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: February 20, 2007